3580 Carmel Mountain Road Suite 300 San Diego, CA 858 314 1500 858 314 1501 fax

Exhibit 5.1

May 20, 2022

Evofem Biosciences, Inc.
12400 High Bluff Drive, Suite 600
San Diego, California 92130
Ladies and Gentlemen:
We have acted as counsel to Evofem Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated May 20, 2022, to a Prospectus, dated August 5, 2021 (the “Prospectus and Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333-258321 (the “Registration Statement”), pursuant to which the Company is offering for sale under the Securities Act of 1933, as amended (the “Securities Act”), (i) 22,665,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and, for certain investors, in lieu of Shares, pre-funded warrants to purchase up to 12,835,000 shares of Common Stock (the “Pre-Funded Warrants”), and (ii) warrants to purchase up to 71,000,000 shares of Common Stock (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”), and (iii) up to 83,835,000 shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”). The Shares, Warrants and Warrant Shares are collectively referred to as the “Securities”. The Securities are being sold pursuant to an Underwriting Agreement, dated as of May 20, 2022, among the Company and Piper Sandler & Co. (the “Underwriting Agreement”), pursuant to which the Company may issue and sell the Securities pursuant to the Registration Statement and the Prospectus and Prospectus Supplement. The Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.
In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation, as amended to date, and Amended and Restated Bylaws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statement and the exhibits thereto and the Prospectus and the Prospectus Supplement.
In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i) the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus and Prospectus Supplement, will be validly issued, fully paid, and nonassessable, (ii) the Warrants, when duly executed by the Company and delivered to the purchasers thereof against payment therefor as contemplated in the Registration Statement and the Prospectus and Prospectus Supplement, will be valid and binding obligations of the Company, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.
With regard to our opinion regarding the Warrants and the Warrant Shares, (i) we have assumed that the exercise price of the Warrants at the time of exercise is equal to or greater than the par value of the Company’s common stock, and (ii) we express no opinion to the extent that, notwithstanding its current reservation of shares of the Company’s common stock, future issuances of securities, including the Warrant Shares, of the Company, including the Warrants, of the Company cause the Warrants to be exercisable for more shares of the Company’s common stock than the number that then remain authorized but unissued.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:
(i) Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law;
(ii) Our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought;
(iii) We express no opinion with respect to any provision of the Warrants that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Warrants; (b) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (c) contains a waiver of an inconvenient forum; (d) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; or (i) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and

(iv) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.
We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.
We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the Prospectus and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.